UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2006 (March 13, 2006)

                                AZTAR CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)


        Delaware                        1-5440                 86-0636534
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(State or other jurisdiction of       (Commission            (IRS Employer
     incorporation)                   File Number)         Identification No.)


       2390 Camelback Road, Suite 400
              Phoenix, Arizona                            85016
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   (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code   (602) 381-4100
                                                   -----------------------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

         On March 13, 2006, Aztar Corporation, a Delaware corporation (the "Company"), announced that it had entered into a definitive agreement and plan of merger (the "Merger Agreement") with Pinnacle Entertainment, Inc., a Delaware corporation ("Pinnacle"), and its wholly-owned subsidiary, PNK Development 1, Inc., a Delaware corporation ("Merger Subsidiary"). Under the terms of the Merger Agreement, which have been approved by each company's Board of Directors, Pinnacle will pay $38 in cash for each share of the Company's common stock and $401.90 in cash for each share of the Company's preferred stock outstanding at the Effective Time (as defined in the Merger Agreement). Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Company (the "Merger"), whereupon the separate existence of Merger Subsidiary shall cease and the Company shall become a wholly-owned subsidiary of Pinnacle. The Merger is subject to the approval of the Company's stockholders and other closing conditions, including the obtaining of certain required gaming and antitrust approvals. The Merger Agreement provides for a termination fee of $42 million and reimbursement of up to a maximum of $13 million for incurrence of fees and expenses in connection with the transactions contemplated by the Merger Agreement, which are payable by the Company under certain circumstances.

         The forgoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement contains representations and warranties which the parties thereto made to, and solely for, the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the parties have exchanged in connection with signing the Merger Agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the Merger Agreement.

Item 9.01.        Financial Statements and Exhibits.

         (c)      Exhibits

          2.1 Agreement and Plan of Merger, dated as of March 13, 2006, by and among Aztar Corporation, Pinnacle Entertainment, Inc. and PNK Development 1, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         AZTAR CORPORATION


                                         By: /s/ Nelson W. Armstrong, Jr.
                                             ----------------------------------
                                             Name:  Nelson W. Armstrong, Jr.
                                             Title: Vice President,
                                                    Administration and Secretary


Date: March 14, 2006

                                  EXHIBIT INDEX

       Exhibit No.      Description
       -----------      -----------

        2.1 Agreement and Plan of Merger, dated as of March 13, 2006, by and among Aztar Corporation, Pinnacle Entertainment, Inc. and PNK Development I, Inc.